As independent public accountants, we hereby consent to the use of our report dated May 19, 1998 (and to all references to our Firm) included in or made as a part of this registration statement filed on Form SB-2.

Luboshitz Kasierer
Member firm of Arthur Andersen


Tel Aviv, October 17, 2000